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                                                                    EXHIBIT 10.1

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                     2004 NON-EMPLOYEE DIRECTOR OPTION PLAN

     1.  Purpose of Plan.

     The purpose of the Synovis Life Technologies, Inc. 2004 Director Option Plan (the "Plan") is to advance the interests of Synovis Life Technologies, Inc. (the "Company") and its shareholders by enabling the Company to attract and retain the services of experienced and knowledgeable directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's shareholders.

     2.  Definitions.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

          2.1  "Board" means the Board of Directors of the Company.

          2.2  "Code" means the Internal Revenue Code of 1986, as amended.

          2.3 "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.4 "Common Stock" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
     Section 4.3 of the Plan.

          2.5 "Disability" means the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

          2.6 "Eligible Directors" means all directors of the Company who are not full-time employees of the Company or any subsidiary of the Company.

          2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.8 "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the high and low sale prices of the Common Stock during the regular trading session as reported on the Nasdaq National Market or, if the Common Stock is no longer traded on such market, any other stock exchange or market on which the Common Stock may be traded or listed.

          2.9 "Option" means a right to purchase shares of Common Stock granted to an Eligible Director pursuant to Section 5 of the Plan. An Option does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.10 "Retirement" means the retirement of an Eligible Director pursuant to and in accordance with the normal retirement/pension plan or practice of the Company then covering the Eligible Director.

          2.11  "Securities Act" means the Securities Act of 1933, as amended.

     3.  Plan Administration.

     The Plan will be administered by a committee (the "Committee") consisting solely of two or more members of the Board. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in

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the Plan, the number of shares of Common Stock to be subject to Options, or the timing, pricing or other terms and conditions of the Options, except as expressly provided herein.

     4.  Shares Available for Issuance.

     4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 500,000 shares.

     4.2 Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

     4.3 Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

     5.  Options.

     5.1 Grant. Directors of the Company who qualify as Eligible Directors will be granted Options at the following times and with respect to the following number of shares of Common Stock:

          (a) each Eligible Director shall be automatically granted an Option to purchase 27,000 shares of Common Stock (the "First Option") upon the later to occur of: (i) the effective date of this Plan, as determined in accordance with Section 11 hereof; (ii) the third anniversary of the date of the last option grant to such Eligible Director in consideration of his or her service as a director of the Company, or (iii) the date on which such person first becomes an Eligible Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy;

          (b) after the First Option has been granted to an Eligible Director, such Eligible Director shall thereafter be automatically granted an Option to purchase 30,000 shares of Common Stock (the "Second Option") on the third anniversary of the First Option grant date, provided that at the date of grant of such Second Option such person has continuously served as an Eligible Director since the First Option grant; and

          (c) after the First Option and Second Option have been granted to an Eligible Director, such Eligible Director shall thereafter be automatically granted an Option to purchase 33,000 shares of Common Stock (the "Second Option") on the third anniversary of the Second Option grant date, provided that at the date of grant of such Third Option such person has continuously served as an Eligible Director since the Second Option grant.

     5.2 Exercise Price. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order).

     5.3 Exercisability and Duration. Each Option will become exercisable in installments cumulatively with respect to one-third of such Option on the first, second and third anniversaries of the date of grant of such Option, and, subject to earlier termination in accordance with Section 5.6 of the Plan, will expire and will no longer be exercisable ten years from its date of grant.

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     5.4  Manner of Exercise.  An Option may be exercised by an Eligible
Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5.2 of the Plan.

     5.5 Rights as a Shareholder. As a holder of Options, an Eligible Director will have no rights as a shareholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

     5.6  Effect of Termination of Service as Director.

     (a) Termination Due to Death. In the event an Eligible Director's service as a director of the Company is terminated by reason of death, all outstanding Options then held by the Eligible Director will, to the extent exercisable at the time of termination, remain exercisable for one year following such termination (but in no event after the expiration date of any such Option).

     (b) Termination for Reasons Other than Death.

     (i) In the event an Eligible Director's service as a director of the Company is terminated for any reason other than death, including by reason of Disability or Retirement, all rights of the Eligible Director under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind and no Options then held by the Eligible Director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause," all outstanding Options then held by the Eligible Director will remain exercisable to the extent exercisable as of such termination for a period of six months after such termination (but in no event after the expiration date of any such Option).

     (ii) For purposes of this Section 5.6, "cause" will be as defined in any agreement or policy applicable to the Eligible Director or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any service, confidentiality or noncompete agreement entered into with the Company.

     6. Date of Termination of Service as a Director.

     An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the corporate or other records of the Company, as determined by the Committee based upon such records.

     7.  Change in Control.

     7.1 Change in Control. For purposes of this Section 7, a "Change in Control" of the Company will mean the following:

          (i) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

          (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more

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     than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 7.2 below), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (iv) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

          (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

          (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

     7.2 Incumbent Directors. For purposes of this Section 7, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     7.3 Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Eligible Directors to whom such Options have been granted remain in the service of the Company.

     7.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Eligible Director effected thereby, may determine that some or all Eligible Directors holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated).

     8.  Rights of Eligible Directors; Transferability of Interests.

     8.1 Service as a Director. Nothing in the Plan will interfere with or limit in any way the right of the shareholders to remove an Eligible Director at any time, and neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director will be retained for any period of time or at any particular rate of compensation.

     8.2 Restrictions on Transfer of Interests. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Option prior to the exercise of Options will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. In the event of an Eligible Director's death, exercise of any Options (to the extent permitted

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pursuant to Section 5 of the Plan) may be made by the Eligible Director's legal representatives, heirs and legatees.

     8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

     9.  Securities Law and Other Restrictions.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

     10.  Plan Amendment, Modification and Termination

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

     11.  Effective Date and Duration of the Plan

     The Plan became effective upon its approval by the shareholders of the Company on February 23, 2004, and will terminate at midnight on the tenth (10th) anniversary of such date, and may be terminated prior thereto by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

     12.  Miscellaneous

     12.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     12.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

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